EXHIBIT 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Transnational Automotive Group, Inc. on Form 10-Q for the quarter ended August 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 20, 2008

/s/ Seid Sadat
Seid Sadat
Acting Chief Executive Officer and Chief Financial Officer